Exhibit 2

MANUAL FOR SHAREHOLDERS' PARTICIPATION

AT THE 2018 ANNUAL GENERAL MEETING

TABLE OF CONTENTS

1. Message from the administration

2. Invitation

3. The AGM
4. Procedures, instructions and deadlines for participation in the Meetings
4.1. Individual Shareholder
4.2. Legal Entity Shareholder
4.3. Investment Fund Shareholder
4.4. ADR Holders
4.5. Remote Voting Bulletin

5. Call notice of the Annual General Meeting of 04/30/2018
6. Texts explaining the matters to be resolved upon at the AGM

7. Related documents and links

8. Exhibit I – Power of Attorney

9. Exhibit II – Remote Voting Bulletin

1. MESSAGE FROM THE ADMINISTRATION

Dear Shareholders,

We invite you to take part in the next Annual General Meeting (“Meeting” or “AGM”) of Oi S.A – In Judicial Reorganization (“Oi” or “Company”), called for April 30, 2018, at 11 a.m., at the Company’s headquarters, located at Rua do Lavradio, No. 71, Centro, City and State of Rio de Janeiro, which will resolve upon: (i) the taking of the management accounts related to the fiscal year ended on December 31, 2017; (ii) the determination of the annual global amount of compensation for the Management and the members of the Company’s fiscal council; and (iii) the election of the members of the Fiscal Council and their respective alternates.

In 2017, Oi concentrated its efforts in the conclusion of the Judicial Reorganization process, which had, in December, its Judicial Reorganization Plan approved by the large majority of the creditors (100% approval in the Labor class; 100% in the In Rem Guarantee class; 72.17% in the Unsecured class; and 99.8% in the Microbusinesses class), being ratified by the Court in January 2018. As it is known by you, the Judicial Reorganization has as its goal to preserve the provision of quality services to the clients and to maintain the continuity of the business. Since the start of the process, the Company has maintained cash generation, showing that it has a healthy operation with a strong capacity to generate value.

It was an intense year, which required the effort of all collaborators, both those that remained in charge of negotiations and those that were committed to maintain normalcy in the Company’s operations. Despite the complex and on-going RJ process, Oi continued to invest in the operational transformation of its business, so as to ensure a sustainable future to solidify its position of relevance in the Brazilian telecommunications market. The active management, based on the modernization of infrastructure and expansion of the network capacity, the increase in productivity, the improvement in service quality and the focus on digitalization generated gains in operational efficiency, cost reduction and improvement in the client’s experience. As a result, Oi recorded significant advances in the operation indicators for 2017, with the improvement of complaint indexes with Anatel and of proceedings at the Civil Special Courts. We can state that the work carried out in 2017 resulted in the stabilization of the Company, which has guaranteed conditions to keep investing in the Brazilian market.

It is important to highlight that the Oi Group currently maintains its relevant role in the Brazilian economic scenario, massively invests in the country and it creates an ecosystem, which involves around 130 thousand direct and indirect jobs. In 2018, the Company will work to position itself in a new market level, with the debt settled and with capacity to intensify its investments, moving towards an average of R$ 7 billion per year with the capital increase set forth in its Judicial Reorganization Plan. This is a proposal that shows Oi’s determination in outlining its future in the telecommunications market.

We thank you for the trust in Oi and its Administrators, reaffirming our goal of continuing to work to comply with the principles of transparency, equity, accountability, corporate responsibility and ethics.

This Manual is intended to provide, in a clear and precise manner, clarifications and instructions, for the participation of our shareholders in the AGM, contributing so that their voting rights are fully exercised.

This manual must be read jointly with the Proposal from the Company’s Administration, which is available at the Company’s Headquarters and at the websites of the São Paulo Stock Exchange (B3), of the Brazilian Securities Commission (Comissão de Valores Mobiliários – CVM) and of the Company (www.oi.com.br/ri).

We count on you being there, in the Company’s best interests. Your vote is very important to Oi.

Yours,

Eurico de Jesus Teles Neto

Chief Executive Officer

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

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2. INVITATION

ANNUAL GENERAL MEETING OF OI S.A. – IN JUDICIAL REORGANIZATION

DATE

April 30, 2018

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TIME

11 a.m.

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PLACE

Rua do Lavradio, 71

Centro - 20230-070

Rio de Janeiro - RJ

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DIRECTIONS

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3. The AGM

The Company’s administration invites Oi’s Shareholders to gather at the Annual General Meeting to resolve upon the following matters:

(i)                 Assess the managements’ accounts related to the fiscal year ended on December 31, 2017;

(ii)               Determine the annual global amount of compensation for  the Management  and the members of the Company’s Fiscal Council; and

(iii)             Elect members of the Fiscal Council and their respective alternates.

Prior to the meeting being convened, the Shareholders shall sign the Attendance Book.

For the Meeting to be convened at first call, the presence of Shareholders representing at least one-fourth (1/4) of the voting share capital shall be necessary, pursuant to article 125 of Law 6,404/1976. If there is no sufficient quorum for the meeting to be called, the Company shall later announce a new date for it to be held, at second call, at which point the Meeting shall be installed with the presence of any number of shareholders.

If there is a quorum, the AGM shall be convened by the Chairman of the Board of Directors. If the Chairman is absent or impeded, it shall be convened by any Director in attendance, chosen by the Meeting. In case of absence and/or impediment of any Director, in observance of the procedures above, it shall be incumbent upon the Meeting to elect the chairman of the presiding board, who shall be responsible for choosing the respective secretary.

The preferred shares shall have the right to vote in the matters which shall be resolved in this Meeting, pursuant to Paragraph 3 of Article 13 of the Company's Bylaws and Paragraph 1 of Article 111 of Law 6,404/76 and shall always vote jointly with the ordinary shares.

Each share shall grant the right to one vote at the Meeting’s resolutions, in compliance with the limitation to the voting rights set forth in article 72 of the Bylaws. Said article states that any shareholder or group of shareholders representing the same interest or bound by a voting agreement, which hold or may hold, at any time, individually or jointly, an interest greater than 15% of the number of shares into which the voting capital is divided, shall have their voting rights limited to 15% of the number of voting shares, not counting the votes that exceed such limit. According to paragraph 5 of article 72 of the Bylaws, for the purposes of calculating the percentages set forth above, the shares held by (a) third parties on their own name, but on behalf of the shareholder; (b) controlling company, controlled company, affiliate or company under the common control of the shareholder; (c) holder of voting rights with which the shareholder has entered an agreement for the exercise thereof; or (d) members of the management and supervision bodies of the shareholder, are considered as belonging to the shareholder.

The Judge of the 7th Lower Business Court of the Judicial District of the Capital City of the State of Rio de Janeiro, fully accepting the opinion of the Public Prosecutor’s Office, suspended the political rights of the subscribers of the minutes of the Extraordinary General Meeting of February 7, 2018, with the exception of those that abstained from voting, until the execution of the capital increase set forth in the Company’s judicial reorganization plan.

On account of such decision, shareholders Bratel S.À.R.L, Société Mondiale Fundo de Investimento em Ações, Petrorio S.A. and Aurélio Valporto, among others, have their rights suspended and are, therefore, prevented from voting in the AGM.

The resolutions made at the AGM shall be made by the absolute majority of votes, abstentions, shareholders prevented from voting due to court decision or votes exceeding the limit to the voting rights referred to in the paragraph above not being computed, which shall, however, be considered for the calculation of the quorum for the holding of the meeting.

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Item (i) is intended to analyze the management accounts pertaining to the fiscal year ended on December 31, 2017, with the shareholders having the opportunity to be informed by the management of the Company’s financial condition.

Item (ii) is intended to set a global compensation sum for the members of the Executive Office, Board of Directors, pursuant to article 152 of the Corporate Law, and the Fiscal Council, for the year of 2018, pursuant to paragraph 3 of Article 162 of the Corporate Law.

Finally, item (iii) is intended to elect effective and alternate members of the Company’s Board of Directors, with a term of office until the 2019 Annual General Meeting, pursuant to article 132, III, of the Corporate Law.

The composition of the group of candidates up for election as effective and alternate members of the Fiscal Council, proposed by the Board of Directors, is at the shareholders’ disposal at the Company, at B3 S.A. – Bolsa, Brasil, Balcão, and at the Company’s website www.oi.com.br/ri, as well as in the statement set forth in paragraph 1 of article 26 of the Company’s Bylaws, complying with the provisions of Article 10 of CVM Ruling 481.

If the shareholder wishes to appoint an alternate group of candidates to the Board of Directors and Fiscal Council, it shall inform OI to this regard, in writing, before the AGM, observing the provisions in Paragraphs 2 and 3 of Article 26 of the Company's Bylaws and presenting the information related to the candidates set forth in items 12.5 to 12.10 of the Reference Form, as well as the name and identification of each candidate and an instrument signed by each candidate certifying its acceptance to run for office. Oi shall provide such candidates with the same transparency afforded to the candidates appointed by the management.

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4. PROCEDURES, INSTRUCTIONS AND DEADLINES FOR PARTICIPATION AT THE MEETING

Oi’s shareholders may participate at the Meeting in person or through duly appointed attorneys-in-fact, in compliance with the terms in paragraph 1 of article 126 of Law 6,404/76.

We ask that the shareholders be so kind as to arrive early at the Meeting, so that the documents needed for their participation to be checked.

In case of any doubt regarding the procedures and deadlines described below, we ask that you get in touch with the Investors Relations Department, through e-mail invest@oi.net.br.

The shareholders may exercise their rights to remote voting by filling out a remote voting bulletin regarding the Meeting set forth in Exhibit II to this Manual (“Remote Voting Bulletin”). The shareholders who opt for exercising their voting rights through Remote Voting Bulletin shall observe the rules and formalities described in the Remote Voting Bulletin and item 12.2 of the Company's Reference Form (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4.1. Individual Shareholder

We ask that the Individual Shareholders who wish to take part in the Meeting in person submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 25, 2018, the following documents: notarized copies of their IDs and Individual Taxpayers’ Register (CPF).

If the individual shareholder wishes to make him or herself represented at the Meeting by a proxy, he or she shall send, together with the notarized copies of their IDs and CPFs, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID and CPF of the proxy who is to attend the Meeting, with the latter appearing there in possession of such documents. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign shareholders must submit the same documents as the Brazilian ones, except that the documents, prior to being sent to the Company, must be notarized by a Notary Public duly accredited to such end, and certified by the Brazilian consulate and translated into Portuguese by a sworn translator.

We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

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It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.2. Legal Entity Shareholder

We ask that the Legal Entity Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 25, 2018, the following documents: notarized copies of the Organization Instrument, Bylaws or Articles of Association, as applicable, minutes of election of the Board of Directors (if any) and minutes of election of the Executive Office, containing the election of the legal representative(s) present at the Meeting.

If the legal entity shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian ones, except that the corporate documents, prior to being sent to the Company, must be translated into Portuguese.

We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.3. Investment Fund Shareholder

We ask that the Investment Fund Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by April 25, 2018, the following documents: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) present at the Meeting.

If the investment fund shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance.

With regard to the Shareholders participants of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian ones, except that the corporate documents, prior to being sent to the Company, must be translated into Portuguese.

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We stress that the prior sending of said documents is intended to provide greater agility to the registration of the shareholders and to the work of preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.4. ADR Holders

In case of ADR holders, the financial institution depositary of the American Depositary Receipts (ADRs), in the United States, is the Bank of New York, which shall send the proxies to the ADR holders for them to exercise their voting rights, and shall be represented at the Company’s Meetings, under the terms of the Deposit Agreement executed with the Company, through its representative in Brazil, Banco Itaú Unibanco.

It is hereby stated that despite the deadline referred to above, the shareholder that shows up by the beginning of the Meeting, carrying the required documents, may take part and vote in it, even if it has failed to previously submit them.

4.5. Remote Voting Bulletin

The shareholder that opts for exercising its remote voting right, may: (i) fill out and send the bulletin directly to the Company, or (ii) send the filling out instructions to able service providers, pursuant to the guidelines below:

4.5.1. Exercise of vote through service providers - Remote voting system:

The shareholder that opts to exercise its remote voting right through service providers shall transmit the voting instructions to the respective custodian agents, provided that the rules determined thereby are observed. Therefore, the shareholders shall contact the respective custodian agents or to verify the procedures established thereby for the issue of the voting instructions via Remote Voting Bulletin, as well as the documents and information that may be required thereby for such purpose.

It is worth noting that, as determined by CVM Ruling No. 481/09 (“ICVM 480”), the Central Depository of B3, upon receiving the voting instructions of the shareholders, through their respective custodian agents, it shall not consider any divergent instructions in relation to one single resolution that have been issued by the same enrollment number in the Individual Taxpayers' Register (CPF) or the National Register of Legal Entities (CNPJ), as the case may be.

4.5.2. Submission of the bulletin by the shareholder directly to the Company:

The shareholder that opts for exercising their participation right and remote voting right, through the submission of the bulletin directly to the Company, shall forward the following documents to the Office of Investor's Relations of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)         Hard copy of the bulletin, duly filled out, initialed and signed; and

(ii)        Certified copy of the following documents:

(a)        For individuals, official and valid identity document of the shareholder, with pictures.

(b)        For legal entities: (i) the last consolidated Bylaws or Articles of Association (as the case may be), jointly with any later amendments that are not consolidated; (ii) corporate documents that evidence the good standing of the representation of the shareholder; and (iii) official and valid identity document of the legal representative of the shareholder, with pictures.

(c)        For investment funds: (i) the last consolidated Regulations of the Investment Fund, jointly with any later amendments that are not consolidated; (ii) the last consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), jointly with any later amendments that are not consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and of the shareholder (as the case may be; and (iv) official and valid identity document of the legal representative of the administrator or manager (as the case may be) and of the shareholder, with pictures.

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Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) certified signature; and (ii) simple translation.

The bulletin, jointly with the required documentation, shall be considered valid only if received by the Company, in order, within seven (7) days prior to the date of the holding of the Meeting, that is, by April 23, 2018. Bulletins received by the Company after this period shall not be considered.

Pursuant to the provisions in article 21-U of ICVM 481, the Company shall notify the shareholder, through the e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid, or the procedures and terms for rectification or new submission, if necessary.

The shareholder participating in the fungible custody of shares of B3 that opts for exercising their remote voting right through submission of the bulletin directly to the Company shall also present an updated statement of its equity position issued by the custodian institution (notably, the statement issued by B3).  In addition, without prejudice to the verification of participation that the Company usually employs in its General Meetings, pursuant to the updated participation records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address [invest@oi.net.br], regarding any movement of the shares held thereby between the base date of such statement and the date of the Meeting, jointly with the proof of said movement.

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5. CALL NOTICE OF THE ANNUAL GENERAL MEETING OF 04/30/2018

The Call Notice of the AGM shall be published in newspapers Valor Econômico, in the March 29, April 2 and 3, 2018 editions, and Official Gazette of the State of Rio de Janeiro, in the April 2, 3 and 4, 2018 editions.

Oi S.A. – In Judicial Reorganization

CNPJ/MF: 76.535.764/0001-43

NIRE 33 3 0029520-8

PUBLICLY-HELD COMPANY

CALL NOTICE

ANNUAL GENERAL MEETING

The Board of Directors of Oi S.A. - In Judicial Reorganization (“Company”) hereby calls the Shareholders to meet at an Annual General Meeting, to be held on April 30, 2018, at 11 a.m., at the Company’s headquarters, at Rua do Lavradio, 71, Centro, City and State of Rio de Janeiro, in order to resolve upon the following matters:

I.                   Assess the managements’ accounts related to  the fiscal year ended on December 31, 2017;

II.                 Determine the annual global amount of compensation for the Management and the members of the Company’s Fiscal Council; and

III.              Elect members of the Fiscal Council and their respective alternates.

GENERAL INSTRUCTIONS:

1. The documentation and the information connected to the matters to be deliberated in the Meeting are available at the Company’s headquarters, in the Shareholders Participation Manual, at the Company’s Investors Relations webpage (www.oi.com.br/ri), as well as on the website of the Brazilian Securities Commission (www.cvm.gov.br), pursuant to CVM Ruling No. 481/09, and on the website of B3 (http://www.bmfbovespa.com.br/) for examination by the Shareholders

2. On March 28th, 2018, the Company disclosed a Material Fact informing that, due to the complexity of the impacts of the judicial reorganization process and the approval and confirmation of the Judicial Reorganization Plan on the preparation of the Company’s independent audit of the financial statements for the 2017 fiscal year, and focusing on the quality and adequacy of Oi’s accounting information, the Company would not disclose its financial statements for the 2017 fiscal year on that date. The Company and its independent auditors inform that they intend to disclose the audited financial statements for the 2017 fiscal year on April 11th, 2018, and that the examination, discussion and voting on the financial statements will be deliberated at an Extraordinary General Shareholders’ Meeting, which will be called immediately following the disclosure of the audited financial statements. The Material Fact contains important information regarding the Company’s financial statements for the 2017 fiscal year.

3. The Company clarifies that during the AGO the shareholders will be informed about the Company’s financial situation by management.

4.  We ask that any shareholder who wishes to personally take part in the Meeting or to be represented by an attorney-in-fact to submit the following documents, at Rua Humberto de Campos No. 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., within two (2) business days prior to the holding of the Meeting, to the attention of the Corporate Management and M&A: (i) for Legal Entities: notarized copies of the Instrument of Incorporation, Bylaws or Articles of Association, minutes of election of the Board of Directors (if applicable), and minutes of election of the Executive Office containing the election of the legal representative(s) attending the Meeting; (ii) for Individuals: notarized copies of the identity document and Individual Taxpayers’ Register (CPF) No. of the shareholder; and (iii) for Investment Funds: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) attending the Meeting. In addition to the documents indicated in (i), (ii) and (iii), as the case may be, when the shareholder is represented by proxy by an attorney, they shall send, together with said documents, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. The measure is intended to speed up the process of registration of the shareholders attending the Meeting. Holders of preferred shares will have the right to vote on all measures subject to deliberation and contained the Agenda of the General Shareholders Meeting, called herein, pursuant to Paragraph 2 of Article 13 of the Company’s Bylaws and Article 111 of Law 6,404/76, and will vote together with the common shares.

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5. The Shareholder that takes part in Fungible Custody of Registered Shares of Stock Exchanges, who wishes to take part in this Meeting, shall submit a statement issued within two (2) days prior to the holding thereof, containing their respective share interest, provided by the custodian body.

6.  Finally, in order to facilitate and encourage the participation of its shareholders in the Ordinary General Shareholders Meeting (Assembleia Geral Ordinária – “AGO”) and, in compliance with the rules of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – “CVM”), specifically CVM Instructions 561/15 and 570/15, the Company will allow the participation and exercise of remote voting, allowing its shareholders to send, through their respective custody agents or directly to the Company, a Distance Voting Bulletin, as provided by the Company on its Investor Relations website, as well as on the website of the CVM and B3, together with the other documents to be discussed at the AGO, subject to the guidelines contained in the Distance Voting Bulletin.

Rio de Janeiro, March 29, 2018.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

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6. TEXTS EXPLAINING THE MATTERS TO BE RESOLVED UPON AT THE AGM

All of the documents connected to the Agenda are at the shareholders’ disposal at Oi’s headquarters, in its website (www.oi.com.br/ri) and at the pages of the Brazilian Securities Commission (www.cvm.gov.br), B3.

To help you make a decision regarding the matters listed in the AGM Call Notice, we recommend a through reading of the Administration’s Proposal, filed at the Empresas.net system of the Brazilian Securities Commission – CVM (www.cvm.gov.br) and at the Company’s Investors Relations page (www.oi.com.br/ri).

Any doubts or clarifications regarding the matters contained in the Meeting’s Agenda may be settled or obtained, as the case may be, by getting in touch with the Investors Relations Office, through e-mail invest@oi.net.br.

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7. RELATED DOCUMENTS AND LINKS

- www.oi.com.br/ri - information on the Company

- www.bmfbovespa.com.br – several items of information on the listed companies

- www.cvm.gov.br – Brazilian legislation on Corporations

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8. EXHIBIT I – Power of Attorney

POWER OF ATTORNEY	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [], inscrito no CPF/MF sob o nº [], residente e domiciliado na cidade de [], estado de [], na Rua [], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A. – Em Recuperação Judicial, (“Companhia”), na Assembleia Geral Ordinária da Companhia, a ser realizada em primeira convocação no dia 30 de abril de 2018, às 11h, na Sede social da Companhia localizada na  Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:

[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Card No. [], registered in the individual Taxpayers’ Register (CPF/MF) under No. [], resident and domiciled in the City of [], State of [], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A. – Under Judicial Reorganization, (“Company”), in the Company’s Annual General Meeting to be held on first call on April 30, 2018, at 11 a.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Meeting”) “”and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend the Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Ordem do Dia:	Agenda:

(1) Tomar as contas dos administradores relativas ao exercício social encerrado em 31 de dezembro de 2017;

A favor (    )   Contra (    )   Abstenção (    )

(2) Fixar a verba global anual da remuneração dos Administradores e dos membros do Conselho Fiscal da Companhia;

A favor (    )   Contra (    )   Abstenção (    )

(3) Eleger os membros do Conselho Fiscal e respectivos suplentes.

A favor (    )   Contra (    )   Abstenção (    )

(1) Assess the managements’ accounts related to the fiscal year ended on December 31, 2017;

Approve (    )   Disapprove (    )    Abstention (    )

(2) Determine the global amount of compensation of the Managements and  the members of the Company´s Fiscal Council;

Approve (    )   Disapprove (    )    Abstention (    )

(3) Elect members of the Fiscal Council and their respective alternates.

Approve (    )   Disapprove (    )    Abstention (    )

[Cidade], [dia] de [mês] de [ano]               /               [City], [Month] [day], [year]

___________________________________________

Outorgante / Grantor

Por / By: (assinatura autenticada / certified signature)

Cargo / Title

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9. EXHIBIT II – Remote Voting Bulletin

REMOTE VOTING BULLETIN ANNUAL GENERAL MEETING OF OI S.A. – IN JUDICIAL REORGANIZATION TO BE HELD OF 04/30/2018
1. Name and address of the shareholder: Name: E-mail:
2. National Register of Legal Entities (CNPJ) or Individual Taxpayer’s Register (CPF) of the shareholder:

3. Filling instructions:

This Remote Voting Bulletin refers to the Annual General Meeting of Oi S.A. – In Judicial Reorganization (“Company”) to be held on April 30, 2018, at 11 a.m., (“Meeting” or “AGM”), and it must be filled if the shareholder chooses to exercise its remote voting right, under article 121, sole paragraph, of Law No. 6,404/1976 (“Corporate Law”) and CVM Ruling No. 481/2009 (“ICVM 481”).

If the shareholder wishes to exercise its remote voting right, it shall fill the fields above with its full name (or corporate name) and number of its Enrollment with the Ministry of Finance, whether it is a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for contact.

In addition, in order for this voting bulletin to be considered valid and the votes rendered herein to be accounted for the quorum of the General Meeting:

- all fields below must be properly filled out;

- all pages must be initiated;

- at the end, the shareholder or its legal representative(s), as the case may be and under the legislation in force, shall sign the bulletin; and

- the certification of the signatures in the bulletin will be required.

The shareholders who choose to exercise their voting right through Remote Voting Bulletin shall observe the other rules and formalities described in item 12.2 of the Company’s Reference For (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4. Delivery instructions, indicating the option of sending it directly to the company or to send filling instructions to the bookkeeping agent or custodian:

The shareholder who chooses to exercise its remote voting right may: (i) fill and send this bulletin directly to the Company; or (ii) send filling instructions to able service providers, according to the instructions below:

4.1. Exercise a vote through service providers – Remote voting system:

The shareholder who chooses to exercise its remote voting right through service providers shall send its voting instructions to the respective custody agents, observing the rules determined thereby. In order to do so, the shareholders shall contact their custody agents and verify the procedures established thereby to issue voting instructions through bulletin, and the documents and information required thereby for such purpose.

It is worth mentioning that, as determined by CVM Ruling No. 481, the Central Depositary of B3, upon receiving voting instructions of shareholders through their respective custody agents, shall disregard any diverging instructions regarding a single resolution that have been issued by the same CPF or CNPJ enrollment number.

4.2. Submission of bulletin by the shareholder directly to the Company:

The shareholder who chooses to exercise its participation and remote voting right through submission of bulletin directly to the Company, shall send the following documents to the Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)                 Hard copy of the bulletin, duly filled, initialed and signed; and

(ii)               Certified copy of the following documents:

(a)                For individuals, official and valid identification document, with photo.

(b)               For legal entities: (i) latest consolidated Bylaws or Articles of Association (as the case may be), along with any subsequent amendments that have not been consolidated; (ii) corporate documents that evidence the good standing of the shareholder’s representation; and (iii) official and valid identification document of the legal representative of the shareholder, with photo.

(c)                For investment funds: (i) latest consolidated Rules of the Investment Fund, along with any subsequent amendments that have not been consolidated; (ii) latest consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), along with any subsequent amendments that have not been consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and the shareholder (as the case may be); and (iv) official and valid identification document of the legal representative of the administrator or manager (as the case may be) and the shareholder, with photo.

Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) certification of the signature; and (ii) simple translation for document in foreign language.

The bulletin, along with the required documentation, shall be considered valid only if received by the Company, in order, with at least seven (7) days of advance regarding the date of such General Meeting, that is, before April 23, 2018. Bulletins received by the Company after such period will not be considered.

As provided in article 21-U of CVM Ruling No. 481/2009 (“ICVM 481”), the Company will communicate to the shareholder, through e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid or the procedures and terms for any rectification or resubmission, if necessary.

The shareholder participating in the fungible custody of B3 shares who chooses to exercise its remote voting right through submission of bulletin directly to the Company shall also submit an updated statement of its shareholding position issued by the custodian institution (namely, the statement issued by BM&FBOVESPA). In addition, without prejudice to any interest verification that the Company usually performs in its General Meeting, according to the updated interest records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement with the shares held thereby between the base date for such statement and the date of the respective General Meeting, along with the proofs of such movements.

5. Post-office and electronic address for submission of the remote voting bulletin, if the shareholder wishes to deliver the document directly to the company:

Investors’ Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190)

invest@oi.net.br

6. Indication of the institution engaged by the company to provide the security bookkeeping service:

Bookkeeping Agent: Banco do Brasil

Phone: (21) 3808-3715

The shareholder may send remote voting instructions upon delivery of the voting bulletin in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents: a) individual: identity card, proof of address issued less than 90 days before; b) legal entities/investment funds: bylaws/articles of association/rules, documentation that proves the representation and identity card of the representative; and c) shareholders with tax address abroad: additionally, documents that prove the origin of the funds will be required according to CMN Resolution No. 4,373 or Law No. 4,131 and other related laws.

7. Resolutions:

7.1 Assess the managements’ accounts related to the fiscal year ended on December 31, 2017, according to the Administration’s Proposal for such matter:

[ ] Approve [ ] Reject [ ] Abstain

7.2 Determine the annual global amount of compensation for the Management and the members of the Company´s Fiscal Council, according to the Administration’s Proposal for such matter:

[ ] Approve [ ] Reject [ ] Abstain

7.3. Elect members of the Fiscal Council, according to the Administration’s Proposal:

Pedro Wagner Pereira Coelho (titular)

Piero Carbone (suplente)

Alvaro Bandeira (titular)

Wiliam da Cruz Leal (suplente)

Daniela Maluf Pfeiffer (titular)

Elvira Baracuhy Cavalcanti Presta (suplente)

[ ] Approve [ ] Reject [ ] Abstain

8. If a second call is necessary regarding the AGM, the voting instructions included in this Remote Voting Bulletin may be considered also in the event of resolution for the matters of the AGM at a second call?

[ ] Approve [ ] Reject [ ] Abstain

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[City], [date]

_____________________________________________

[Name of the Shareholder]

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